Vital Farms Reports Third Quarter 2024 Financial Results and Raises Fiscal Year 2024 Outlook

Third Quarter Net Revenue of $145.0 million, up 31.3% versus Prior Year Period
Raises Fiscal Year 2024 Guidance and Reiterates Long-term Guidance

On Track to Reach $1 Billion Net Revenue Target in 2027

AUSTIN, TX – November 7, 2024 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its third quarter ended September 29, 2024.

Financial highlights for the third quarter ended September 29, 2024, compared to the third quarter ended September 24, 2023, include:

•
Net Revenue increased 31.3% to $145.0 million, compared to $110.4 million
•
Gross Margin expanded 368 basis points to 36.9%, compared to 33.2%
•
Net Income of $7.4 million, compared to $4.5 million
•
Net Income per Diluted Share of $0.16, compared to $0.10
•
Adjusted EBITDA of $15.2 million, compared to $9.3 million1

“Our sales momentum from the first half of the year carried into the third quarter of 2024 and we posted another strong topline result with net revenue of $145.0 million, 31.3% growth versus the same period last year. This great performance was made possible by all of the hardworking stakeholders across our organization who helped drive our mission of delivering ethical food to the table. Our appreciation goes out to our farmers, suppliers, customers, consumers, crew members, and stockholders who helped make this happen. Supported by our strong year-to-date performance and a positive outlook for the rest of the year, we are again raising our fiscal year 2024 expectations. Along with raising guidance, we are happy to report that we continue to invest in the long-term capacity of our business. We added to our network of now more than 375 family farms this quarter and our prep work for a new state-of-the-art egg washing and packing facility in Seymour, Indiana is well on track. These are exciting times for Vital Farms, and we are well on the road to meeting our $1 billion net revenue target by 2027,” said Russell Diez-Canseco, Vital Farms’ President and CEO.

1Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the 13 Weeks Ended September 29, 2024

Net revenue increased 31.3% to $145.0 million in the third quarter of 2024, compared to $110.4 million in the third quarter of 2023. Net revenue growth in the third quarter of 2024 was driven by volume-related revenue growth of 21.7% and price/mix benefits. Volume growth was driven by higher velocities on our current products, new offerings, and retail distribution gains with new and current customers.

Gross profit was $53.5 million, or 36.9% of net revenue, in the third quarter of 2024, compared to $36.7 million, or 33.2% of net revenue, in the prior year quarter. In-line with our performance in the first half of 2024, gross profit and gross margin growth was driven by higher net revenue, scale and price/mix benefits, operational efficiencies, and favorable conventional commodity and diesel costs. This was partially offset by an increase in promotions, as well as increased investment in crew members.

Income from operations in the third quarter of 2024 was $9.2 million, compared to income from operations of $5.2 million in the third quarter of 2023. This performance was driven by higher sales and gross profit, partially offset by higher promotions and personnel and marketing investments.

Net income was $7.4 million in the third quarter of 2024, compared to net income of $4.5 million in the prior year quarter. The rise in net income was driven by higher sales and improved gross profit performance.

Net income per diluted share was $0.16 for the third quarter of 2024, compared to net income per diluted share of $0.10 in the prior year quarter.

Adjusted EBITDA was $15.2 million, or 10.5% of net revenue, in the third quarter of 2024, compared to $9.3 million, or 8.4% of net revenue, in the third quarter of 2023. Adjusted EBITDA growth was driven by higher sales and gross profit, partially offset by new investments in marketing and employee-related expenses as we continue to scale a world-class organization.

Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents and marketable securities were $163.0 million as of September 29, 2024, and Vital Farms had no outstanding debt. Net cash provided by operating activities was $50.0 million for the 39-week period ended September 29, 2024, compared to net cash provided by operating activities of $27.2 million for the 39-week period ended September 24, 2023.

Capital expenditures totaled $10.5 million in the 39-week period ended September 29, 2024, compared to $9.1 million in the 39-week period ended September 24, 2023.

Fiscal 2024 Outlook

Thilo Wrede, Vital Farms’ Chief Financial Officer, commented: “With another solid performance in the third quarter, I am pleased to again update our guidance for 2024. Our new outlook reflects the strong performance of the business for the first nine months of this year and our good visibility for the fourth quarter of 2024. Our revised guidance is built around a favorable commodity outlook and strong consumer demand supported by our marketing reinvestment strategy. Vital Farms’ long-term strategy is built to increase brand awareness, drive deeper loyalty with consumers, and grow our household penetration through focused energies on brand marketing and continuous retail expansion.”

For the fiscal year 2024, management now expects:

•
Net revenue of at least $600 million, which represents at least 27% growth versus fiscal year 2023, compared to our previous expectation of at least $590 million, or 25% growth.
•
Adjusted EBITDA of at least $80 million, which represents at least 65% growth versus fiscal year 2023, compared to our previous expectation of at least $75 million, or 55% growth.
•
Capital expenditures for the full year in the range of $30 million to $40 million, which is reduced from our previous range of $35 million to $45 million due to updated timing on some key projects. We continue to evaluate our capital allocation priorities, and we will provide updates as necessary in future earnings reports.

Vital Farms’ guidance includes the effect of lapping an extra shipping week in Q4 2023 and assumes that there are no significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income and Adjusted EBITDA Margin and net income margin, their most directly comparable GAAP measures, without unreasonable effort due to the unavailability of reliable estimates for income taxes, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate in the call and receive dial in information, please register here: Vital Farms Q3 2024 Conference Call. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms (Nasdaq: VITL) is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with more than 375 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms’ ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms’ products, including shell eggs, butter, hard-boiled eggs, and liquid whole eggs, are sold in approximately 24,000 stores nationwide. Vital Farms pasture-raised eggs can also be found on menus at hundreds of foodservice operators across the country. For more information, visit https://vitalfarms.com/.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, specifications and timing regarding Vital Farms’ potential planned egg washing and packing facility in Seymour, Indiana, the effect of such facility on Vital Farms’ future revenue, future growth of its family farm network, and future financial performance, including management’s outlook for fiscal year 2024 and management’s long-term outlook. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses, and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers, to attract and retain its suppliers, distributors, and co-manufacturers, and to maintain its relationships with existing farm networks and further expand its farm networks and future farm development; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ ability to procure sufficient high-quality eggs, cream for its butter, and other raw materials; real or perceived quality or food safety issues with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its farmers, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the impact of agricultural risks, including diseases such as avian influenza; the ability of Vital Farms, its farmers, suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; the effects of a public health pandemic or contagious disease on Vital Farms’ supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; specifications and timing regarding Vital Farms’ potential planned egg washing and packing facility in Seymour, Indiana, the effect of such facility on Vital Farms’ future revenue, future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings and Vital Farms’ ability to innovate to offer successful new products or enter into new product categories; the costs and success of marketing efforts; Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the impact of adverse economic conditions, increased interest rates, and inflation; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; the sufficiency of Vital Farms’ cash, cash equivalents, marketable securities and availability of credit under its credit facility to meet liquidity needs; Vital Farms’ expectations regarding the period during which it qualifies as an emerging growth company under the Jumpstart Our Business Startups Act of 2012; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, which Vital Farms filed on May 7, 2024, its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, which Vital Farms filed on August 8, 2024, its Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2024, which Vital Farms anticipates filing on November 7, 2024, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties, and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Media:

Rob Discher

Rob.Discher@vitalfarms.com

Investors:

Anthony Bucalo

Anthony.Bucalo@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
Net revenue	$145,002	$110,429	$440,318	$336,046
Cost of goods sold	91,526	73,764	270,268	218,913
Gross profit	53,476	36,665	170,050	117,133
Operating expenses:
Selling, general and administrative	36,102	25,081	96,569	72,935
Shipping and distribution	8,134	6,355	22,933	20,034
Total operating expenses	44,236	31,436	119,502	92,969
Income from operations	9,240	5,229	50,548	24,164
Other income (expense), net:
Interest expense	(259)	(238)	(771)	(513)
Interest income	1,407	707	3,811	1,497
Other expense, net	(6)	(642)	(370)	(2,508)
Total other income (expense), net	1,142	(173)	2,670	(1,524)
Net income before income taxes	10,382	5,056	53,218	22,640
Income tax provision	2,936	533	10,410	4,284
Net income	7,446	4,523	42,808	18,356
Net income per share:
Basic:	$0.17	$0.11	$1.01	$0.45
Diluted:	$0.16	$0.10	$0.95	$0.42
Weighted average common shares outstanding:
Basic:	43,249,234	41,375,008	42,517,088	41,037,778
Diluted:	45,463,862	43,135,579	44,923,684	43,299,898

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	September 29, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$149,534	$84,149
Investment securities, available-for-sale	13,480	32,667
Accounts receivable, net of allowance for credit losses of $559 and $550 as of September 29, 2024 and December 31, 2023, respectively	47,752	39,699
Inventories	33,392	32,895
Prepaid expenses and other current assets, net of allowance for credit losses of $192 and $227 as of September 29, 2024 and December 31, 2023, respectively	6,446	6,114
Income taxes receivable	990	—
Total current assets	251,594	195,524
Property, plant and equipment, net	69,269	66,839
Operating lease right-of-use assets	17,324	8,911
Goodwill and other assets	6,481	3,904
Total assets	$344,668	$275,178
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,883	$33,485
Accrued liabilities	33,345	24,218
Operating lease liabilities, current	4,665	3,057
Finance lease liabilities, current	3,852	3,255
Income taxes payable	—	1,206
Total current liabilities	77,745	65,221
Operating lease liabilities, non-current	3,675	5,771
Finance lease liabilities, non-current	9,023	10,481
Other liabilities	865	1,028
Total liabilities	$91,308	$82,501
Commitments and contingencies (Note 20)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized as of September 29, 2024 and December 31, 2023; no shares issued and outstanding as of September 29, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of September 29, 2024 and December 31, 2023; 43,705,476 and 41,684,649 shares issued and outstanding as of September 29, 2024 and December 31, 2023, respectively	4	4
Additional paid-in capital	180,887	163,325
Retained earnings	72,533	29,725
Accumulated other comprehensive loss	(64)	(377)
Total stockholders’ equity	$253,360	$192,677
Total liabilities and stockholders’ equity	$344,668	$275,178

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	39-Weeks Ended
	September 29, 2024	September 24, 2023
Cash flows from operating activities:
Net income	$42,808	$18,356
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,978	5,595
Reduction in the carrying amount of right-of-use assets	5,644	2,787
Amortization of available-for-sale debt securities	96	341
Amortization of debt issuance costs	39	—
Stock-based compensation expense	7,572	5,502
Deferred taxes	(267)	1,082
Unrealized loss on derivative instruments	394	761
Other	926	363
Net change in operating assets and liabilities	(14,147)	(7,610)
Net cash provided by operating activities	$50,043	$27,177
Cash flows from investing activities:
Purchases of property, plant and equipment	(10,482)	(9,138)
Purchases of available-for-sale debt securities	—	(982)
Purchases and settlements of derivative instruments	(669)	(1,264)
Sales of available-for-sale debt securities	—	2,895
Maturities and call redemptions of available-for-sale debt securities	19,505	25,228
Proceeds from the sale of property, plant and equipment	1	1,056
Return of investment in variable interest entity	—	552
Net cash provided by investing activities	$8,355	$18,347
Cash flows from financing activities:
Proceeds from borrowing under revolving line of credit	—	7,500
Proceeds from exercise of stock options	11,305	396
Proceeds from issuance of common stock under employee stock purchase plan	178	135
Repayment of revolving line of credit	—	(7,500)
Payment of tax withholding obligation on vested restricted stock unit shares	(1,493)	(668)
Principal payments under finance lease obligations	(2,589)	(1,491)
Payment of financing costs	(414)	—
Net cash provided by (used in) financing activities	$6,987	$(1,628)
Net increase in cash and cash equivalents	65,385	43,896
Cash and cash equivalents at beginning of the period	84,149	12,914
Cash and cash equivalents at end of the period	$149,534	$56,810
Supplemental disclosure of cash flow information:
Cash paid for interest	$732	$507
Cash paid for income taxes	$12,873	$3,189
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$433	$667

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) (benefit) or provision for income taxes as applicable; (4) interest expense; and (5) interest income. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not reflect other non-operating expenses, including interest expense; and (5) they do not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income and a reconciliation of Adjusted EBITDA Margin to net income margin, the most directly comparable financial measures stated in accordance with GAAP, for the 13- and 39-week periods presented.

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
	(in thousands)		(in thousands)
Net income	$7,446	$4,523	$42,808	$18,356
Depreciation and amortization[1]	3,330	2,860	9,829	7,297
Stock-based compensation expense	2,674	1,815	7,572	5,502
Income tax provision	2,936	533	10,410	4,284
Interest expense	259	238	771	513
Interest income	(1,407)	(707)	(3,811)	(1,497)
Adjusted EBITDA	$15,238	$9,262	$67,579	$34,455

Net revenue	$145,002	$110,429	$440,318	$336,046
Net income margin[2]	5.1%	4.1%	9.7%	5.5%
Adjusted EBITDA margin[3]	10.5%	8.4%	15.3%	10.3%

1 Amount also includes finance lease amortization.

2 Net income margin is calculated by dividing net income by net revenue.

3 Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenue.